    As filed with the Securities and Exchange Commission on February 2, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                                AVT CORPORATION
            (Exact name of Registrant as specified in its charter)



          Washington                                      91-1190085
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

     11410 N.E. 122nd Way
     Kirkland, Washington                                    98034
(Address of principal executive offices)                  (Zip code)


                AVT Corporation 1989 Restated Stock Option Plan
                           (Full title of the plan)

                                ROGER A. FUKAI
                            Chief Financial Officer
                                AVT CORPORATION
                             11410 N.E. 122nd Way
                          Kirkland, Washington  98034
                                (425) 820-6000
           (Name, address and telephone number of agent for service)
                           ________________________

                                   Copy to:
                              LINDA A. SCHOEMAKER
                               PERKINS COIE LLP
                         1201 Third Avenue, 48th Floor
                        Seattle, Washington 98101-3099
                           ________________________

                        CALCULATION OF REGISTRATION FEE


      Title of Securities             Amount to Be          Proposed Maximum              Proposed Maximum            Amount of
       to Be Registered               Registered(1)    Offering Price Per Share(2)   Aggregate Offering Price(2)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share..............          2,000,000                  $27.06                     $54,120,000              $15,045.36
====================================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the 1989 Restated Stock Option Plan, as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
(2) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $27.06 based on the average of the high sales price ($27.25) and low sales price ($26.875) for the Registrant's Common Stock as reported on the Nasdaq National Market on February 1, 1999.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998 under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 11, 1994, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     Any document filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date on which such document is filed.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees and agents of the Registrant and those serving at the Registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors and officers against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the director or officer is, was or becomes involved by reason of the fact that the director or officer is or was a director or officer of the Registrant, or that being or having been such a director or officer or an employee of the Registrant, such director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action by the director or officer in an official capacity as such a director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent. The director or officer is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the director or officer unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the rights of indemnification. No indemnity may be provided by the Registrant for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the WBCA, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's

Restated Articles of Incorporation provides for limitation of the director liability to the maximum extent permitted by the WBCA.

     The Registrant has also entered into indemnity agreements pursuant to which it has agreed, among other things, to indemnify its directors and executive officers against certain liabilities. The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

     The above discussion of the WBCA and the Registrant's Restated Bylaws and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Restated Bylaws and the Restated Articles of Incorporation.

Item 8.  EXHIBITS

Exhibit
Number                                                   Description
------------        -----------------------------------------------------------------------------------
    5.1             Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
   23.1             Consent of Arthur Andersen LLP
   23.2             Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)
   24.1             Power of Attorney (see Signature Page)
   99.1             AVT Corporation 1989 Restated Stock Option Plan (as amended and restated on August
                    4, 1995, February 1, 1996, January 20, 1998 and March 24, 1998)

Item 9.  UNDERTAKINGS

   A.   The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, state of Washington, on the 1st day of February, 1999.

                              AVT CORPORATION


                              By  /s/ RICHARD J. LAPORTE
                                  ----------------------
                                  Richard J. LaPorte
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
J. LaPorte and Roger A. Fukai, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 1st day of February, 1999 in the capacities indicated.


Signature                       Title
---------                       ------

/s/ RICHARD J. LAPORTE          Chairman of the Board, President and Chief
----------------------          Executive Officer (Principal Executive Officer)
Richard J. LaPorte

/s/ ROGER A. FUKAI              Executive Vice President of Finance and
----------------------          Administration and Chief Financial Officer
Roger A. Fukai                  (Principal Financial and Accounting Officer)

/s/ JAMES S. CAMPBELL           Director
----------------------
James S. Campbell

/s/ ROBERT F. GILB              Director
----------------------
Robert F. Gilb

/s/ ROBERT L. LOVELY            Director
----------------------
Robert L. Lovely

/s/ WILLIAM L. TRUE             Director
----------------------
William L. True

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, state of Washington, on the 1st day of February, 1999.

                              AVT CORPORATION


                              By  /s/ Richard J. LaPorte
                                  ---------------------------
                                  Richard J. LaPorte
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
J. LaPorte and Roger A. Fukai, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 1st day of February, 1999 in the capacities indicated.


Signature                       Title
---------                       -----
/s/ Richard J. LaPorte          Chairman of the Board, President and Chief
----------------------          Executive Officer (Principal Executive Officer)
Richard J. LaPorte

/s/ Roger A. Fukai              Executive Vice President of Finance and
----------------------          Administration and Chief Financial Officer
Roger A. Fukai                  (Principal Financial and Accounting Officer)

/s/ James S. Campbell           Director
----------------------
James S. Campbell

/s/ Robert F. Gilb              Director
----------------------
Robert F. Gilb

/s/ Robert L. Lovely            Director
----------------------
Robert L. Lovely

/s/ William L. True             Director
----------------------
William L. True


                               INDEX TO EXHIBITS

Exhibit
Number                                                   Description
--------------      -----------------------------------------------------------------------------------
    5.1             Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
   23.1             Consent of Arthur Andersen LLP
   23.2             Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)
   24.1             Power of Attorney (see Signature Page)
   99.1             AVT Corporation 1989 Restated Stock Option Plan (as amended and restated on August
                    4, 1995; February 1, 1996, January 20, 1998 and March 24, 1998)